[McDermott, Will & Emery Letterhead]




                                   May 22,2000





National-Standard Company
1618 Terminal Road
Niles, Michigan  49120

                  Re:  Validity of 450,000 Shares of
                       Common Stock, $.01 par value
                       ----------------------------

Ladies and Gentlemen:

                  We have acted as counsel for National-Standard Company, a Indiana corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 450,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), which may be issued pursuant to the National-Standard Stock Option Plan (the "Plan") and/or the National-Standard Company Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors' Plan").

                  In  connection   with  this  opinion,   we  have  examined  or
considered:

                  l. A copy of the Restated Certificate of Incorporation, as amended, of the Company.

                  2. The Amended and Restated By-Laws, as amended, of the Company.

                  3. Resolutions duly adopted by the Board of Directors and the Stockholders of the Company relating to the adoption of the Plan.

                  4.       A copy of the Plan.

                  5.       A copy of the Non-Employee Directors' Plan.

                  In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

                  Based upon the foregoing, we are of the opinion that:

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Indiana.

                  (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock to be sold by the Company have been duly taken, and the Common Stock, upon issuance pursuant to the terms of the Plan and the Non-Employee Directors' Plan for the consideration required pursuant thereto (but not less than par value), will be duly authorized, validly issued, fully paid and nonassessable.

                  We hereby consent to all references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                                Very truly yours,


                                                /s/ McDermott, Will & Emery
                                                McDermott, Will & Emery